Contact:
Joe Patterson
Vice President, Director of Corporate Communications
717-735-5651 or jpatterson@sterlingfi.com

FOR IMMEDIATE RELEASE

Sterling Financial Corporation Board Names Walz Chairman

LANCASTER, PA (June 29, 2005) – Sterling Financial Corporation Board of Directors has appointed Glenn R. Walz of Lancaster chairman and W. Garth Sprecher of Lancaster vice chairman. Walz, a certified public accountant, is founder and chief financial officer of Walz, Deihm, Geisenberger, Bucklen & Tennis PC, and Sprecher is senior vice president of D&E Communications.

“Sterling is a dynamic organization because it has had dynamic leadership with John Stefan at the helm for more than a decade,” said Walz. “Our momentum is strong. Our strategy is focused. I am pleased to chair the board of one of the leading financial institutions in this part of the country.”

Walz joined the Sterling Financial Corporation Board in 1988; he also serves as chairman of the board for Bank of Lancaster County, chairman of the board of Sterling Financial Trust Company and chairman of the Sterling Financial Corporation Board’s finance committee. Sprecher became a Sterling Financial Corporation Board member in 1998; he chairs the board’s management development and compensation committee.

“We have made significant gains over the past decade. Our progress is attributable directly to the course set by the board and to the Sterling team who delivers customer-focused and customer-friendly services every day,” said John Stefan, chairman of Sterling Financial Corporation since 1994. “I look forward to continuing my work with Sterling.” In addition to continuing to serve on the Sterling Financial Corporation Board of Directors, Stefan serves on the boards for Bank of Lancaster County and Sterling Financial Trust Company. He joined Bank of Lancaster County in 1979. Sterling Financial Corporation was formed in 1987.

With assets of approximately $2.8 billion, Sterling Financial Corporation (NASDAQ: SLFI) is a diversified financial services company based in Lancaster, Pa. Sterling Banking Group affiliates offer a full range of banking services in south-central Pennsylvania, northern Maryland and northern Delaware; the group also offers correspondent banking services in the mid-Atlantic region to other companies within the financial services industry. Sterling Financial Services Group affiliates provide specialty commercial financing; fleet and equipment leasing; investment, trust and brokerage services; insurance services; and human resources consulting services. Visit www.sterlingfi.com for more information.

— more —

Sterling Chairmanship page 2

Banking Group — Banks: Pennsylvania: Bank of Lancaster County, N.A.; Bank of Lebanon County; PennSterling Bank; and Pennsylvania State Bank. Pennsylvania and Maryland: Bank of Hanover and Trust Company. Maryland: First National Bank of North East. Delaware: Delaware Sterling Bank & Trust Company. Correspondent banking services: Correspondent Services Group (provider of Sterling services to other financial institutions).
Financial Services Group — Specialty commercial financing: Equipment Finance LLC (commercial financing company for the forestry, land clearing and construction industries). Fleet and equipment leasing: Town & Country Leasing, LLC (nationwide fleet and equipment leasing company). Trust, investment and brokerage services: Sterling Financial Trust Company (trust and investment services) and Church Capital Management, LLC (registered investment advisor) with combined assets under administration of $2.1 billion and Bainbridge Securities Inc. (securities broker/dealer). Insurance services: Lancaster Insurance Group, LLC (independent insurance agency for personal, property and business insurance); StoudtAdvisors (employee benefits consulting and brokerage firm); and Sterling Financial Settlement Services, LLC (title insurance agency). Human resources consulting: Professional Services Group (human resources consulting services provider for small to medium size businesses).

This news release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include costs and efforts required to integrate aspects of the operations of the companies being more difficult than expected, anticipated merger-related synergies not being achieved timely or not being achieved at all, the possibility that increased demand or prices for Sterling’s financial services and products may not occur, changing economic and competitive conditions, volatility in interest rates, technological developments, costs associated with complying with laws, rules and regulations, and other risks and uncertainties, including those detailed in Sterling’s filings with the Securities and Exchange Commission.

###